SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

ONEBEACON INSURANCE GROUP, LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	98-0503315
(State of Incorporation or Organization)	(IRS Employer Identification Number)
One Beacon Street

Boston, Massachusetts	02108-3100
(Address of Principal Executive Offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-136287

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title Of Each Class	Name Of Each Exchange On Which
To Be So Registered	Each Class Is To Be Registered

Class A Common Shares, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

None

(Title of Class)

Item 1.                         Description of Registrant’s Securities to be Registered.

A description of the Registrant’s Class A Common Shares, par value $0.01 per share, is set forth under “Description of Share Capital” in the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-136287), filed with the Securities and Exchange Commission on August 4, 2006, as amended, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933 (the “Registration Statement”), which description is incorporated herein by reference.

Item 2.                         Exhibits.

The securities to be registered are to be listed on the New York Stock Exchange (the “NYSE”), on which no other securities of the Registrant are listed.  Accordingly, the following exhibits are also being filed with the NYSE:

1.1 Form of Underwriting Agreement (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended).

2.1 Form of Separation Agreement between White Mountains Insurance Group, Ltd. and OneBeacon Insurance Group, Ltd.(incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended).

3.1 Memorandum of Association of OneBeacon Insurance Group, Ltd. (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended).

3.1.1 Certificate of Deposit of Memorandum of Increase of Share Capital dated October 31, 2006 (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended).

3.2 Bye-laws of OneBeacon Insurance Group, Ltd. (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended).

4.1 Specimen Class A common share certificate (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended).

4.3 Form of Registration Rights Agreement between OneBeacon Insurance Group, Ltd. and White Mountains Insurance Group, Ltd.(incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended).

5.1 Opinion of Conyers Dill & Pearman re legality of the Class A common shares being registered (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended).

10.1 Form of Separation Agreement between White Mountains Insurance Group, Ltd. and OneBeacon Insurance Group, Ltd. (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended).

10.2.1 Form of Existing Investment Management Agreement with White Mountains Advisors LLC (formerly known as OneBeacon Asset Management, Inc.) (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended).

10.2.2 Form of Side-by-Side Investment Management Agreement between White Mountains Advisors LLC and OneBeacon Insurance Group, Ltd. (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended).

10.2.3 Form of Investment Management Agreement with White Mountains Advisors LLC (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended).

10.3.1 Form of Investment Management Agreement with Prospector Partners, LLC (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended).

10.4.1 OneBeacon Performance Unit Plan (as amended) (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended).

10.4.2 OneBeacon Phantom White Mountains Share Plan (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended).

10.4.3 OneBeacon Long-Term Incentive Plan (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended).

10.4.4 White Mountains Long-Term Incentive Plan (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended).

10.4.5 OneBeacon 2006 Management Incentive Plan (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended).

10.4.6 OneBeacon Deferred Compensation Plan (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended).

10.4.7 OneBeacon Insurance Group, Ltd. Non-Qualified Stock Option Agreement (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended).

10.5.1 Senior Indenture dated as of May 19, 2003, among Fund American Companies, Inc., White Mountains Insurance Group, Ltd. and Bank One, National Association, as Trustee (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended).

10.5.2 First Supplemental Indenture dated as of May 19, 2003, among Fund American Companies, Inc., White Mountains Insurance Group, Ltd. and Bank One, National Association, as Trustee (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended).

10.6.1.1 Adverse Development Agreement of Reinsurance No. 8888 between Potomac Insurance Company (“PIC”) and General Re Corporation dated April 13, 2001 (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended).

10.6.1.2 Adverse Development Agreement of Reinsurance between CGU Insurance Company (and certain of its affiliates) and PIC dated April 13, 2001 (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended).

10.6.2.1 Aggregate Loss Portfolio Reinsurance Agreement between PIC and NICO dated March 15, 2001 (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended).

10.6.2.2 Aggregate Loss Portfolio Reinsurance Agreement between CGU Insurance Company and PIC dated March 15, 2001 (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended).

10.7.1 Form of Trust Agreement between Fund American Companies, Inc. and White Mountains Capital, Inc. (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended).

10.7.2 Form of Trust Agreement between Fund American Enterprises Holdings, Inc. and White Mountains Capital, Inc. (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended).

10.8 Form of Credit Agreement among Fund American Companies, Inc., OneBeacon Insurance Group Ltd., the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and the Issuing Lender (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended).

10.9 Guaranty Services Agreement between OneBeacon Insurance Company and Galileo Weather Risk Management Ltd. (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended).

10.10 Construction Loan Agreement between OneBeacon Insurance Company and Citizens Bank of Massachusetts dated December 16, 2005 (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended).

10.11 Amended and Restated Certificate of Designation of Series A Preferred Stock of Fund American Companies, Inc.

14.1 OneBeacon Code of Business Conduct (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended).

21.1 List of Subsidiaries (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended).

23.1 Consent of PricewaterhouseCoopers LLP (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended).

23.2 Consent of Conyers Dill & Pearman (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended).

 23.3 Consent of Lowndes A. Smith (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended).

23.4 Consent of Allan L. Waters (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended).

23.5 Consent of Morgan W. Davis (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended).

23.6 Consent of Reid T. Campbell (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended).

23.7 Consent of Richard P. Howard (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended).

23.8 Consent of Robert R. Lusardi (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended).

24.1 Power of Attorney (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

ONEBEACON INSURANCE GROUP, LTD.

/s/ PAUL H. MCDONOUGH
	Name:	Paul H. McDonough
	Title:	Chief Financial Officer
Dated:November 2, 2006